SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 8.01	Other Events.

As previously disclosed, the Company will distribute a total of 75,529 free-trading shares of its common stock as a one-time stock dividend, representing $500,000 in value based on the closing price on August 29, 2025. The record date for the dividend was December 15, 2025, with distribution expected on or about December 30, 2025.

Prior public announcements and disclosures referenced approximately 4,374,822 shares of common stock outstanding, resulting in an indicated distribution ratio of approximately 0.0173 dividend shares per share held.

Subsequent to those announcements but prior to the close of business on the record date, the Company issued an aggregate of 213,963 additional shares of common stock, consisting of (i) 208,338 shares issued upon conversion of preferred shares by ADI Funding and (ii) 5,625 shares issued pursuant to the Company's approved director compensation plan.

According to the records of the Company's transfer agent as of the close of business on the record date of December 15, 2025, there were 4,588,785 shares of common stock outstanding.

The stock dividend will be distributed pro rata based on the transfer agent's official record-date shareholder records using an effective distribution ratio of approximately 0.01646 (calculated as the total dividend pool divided by the actual 4,588,785 outstanding shares). Consistent with standard practice and prior disclosures, all allocations will be rounded down to the nearest whole share, with no fractional shares or cash in lieu issued. As a result of this downward rounding across all shareholder positions, approximately 75,521 dividend shares will actually be issued (8 shares fewer than the originally indicated 75,529). This minor difference is immaterial and arises solely from fractional rounding.

All dividend shares will be issued as free-trading common shares, consistent with the Company's prior public announcements.

The distribution timeline remains unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: December 17, 2025

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